EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	William W. Krippaehne Jr. of Fisher Communications, Inc. 206-404-6783

FISHER COMMUNICATIONS, INC. ANNOUNCES RECEIPT

OF NASDAQ NOTICE OF POTENTIAL DELISTING

SEATTLE, WASHINGTON-AUGUST 25, 2003-Fisher Communications, Inc. (Nasdaq: FSCI, now FSCIE) announced today that it recently received a letter from the Nasdaq National Market informing the company that it is in violation of Nasdaq Rule 4310(c)(14), which requires the company to file required reports with the Securities and Exchange Commission. Nasdaq has determined that the company is in violation of this rule as a result of the company’s delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003. On July 18, 2003, the company announced that it will restate its financial results for 2002 and the first quarter of 2003. The company cannot complete its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 until it has completed the restatement of its financial results for 2002 and the first quarter of 2003.

The Nasdaq letter notes that the company’s securities could be delisted if it does not request a hearing on the delisting by August 28, 2003. The company intends to request a hearing on the delisting matter, which will automatically stay the delisting process. The company is working diligently to complete the restatement of its financial statements and expects to file the Quarterly Report for the period ended June 30, 2003 as soon as possible, which would bring the Company in compliance with Nasdaq Rule 4310(c)(14).

Pending the hearing the company’s Common Stock will continue trading on the Nasdaq National Market under the symbol “FSCIE.” After the restatements are completed and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 is filed, the company will seek Nasdaq approval to again trade under the symbol “FSCI.”

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Fisher Communications, Inc. is a Seattle-based communications and media company focused on creating, aggregating, and distributing information and entertainment to a broad range of audiences. Its 12 network-affiliated television stations are located primarily in the Northwest, and its 29 radio stations broadcast in Washington, Oregon, and Montana. Other media operations currently include Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a digital communications hub located in Seattle.

Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as ‘aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets’ or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this press release include, without limitation, the statement regarding the Company’s intention to request a hearing on the delisting matter, and the expected time in which the company will complete the restatement and file the Quarterly Report on Form 10-Q. There are many risks and uncertainties that could cause actual results to differ materially from those predicted in our forward-looking statements. Without limitation, these factors include the following: the company’s ability to timely file a request for hearing on the delisting matter would be limited by unexpected events beyond its control, such as a blackout; and the company has received comments from the Securities and Exchange Commission staff in connection with the restatement and intends to complete the process of responding to these comments prior to filing its restated financial statements. The company’s financial statements are also subject to review by its independent auditors and that review may take longer than the company’s management expects. If the company requests a hearing before a Nasdaq Listing Qualifications Panel there can be no assurance the Panel will grant the company’s request for continued listing. Other factors that could cause actual results to differ materially from those predicted in our forward-looking statements are set out in the company’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the first quarter of 2003, filed on May 15, 2003.